UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2014

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01          Regulation FD Disclosure

On April 30, 2014, Red Robin Gourmet Burgers, Inc. issued a press release announcing that it has entered into asset purchase agreements through its wholly owned subsidiaries to acquire 32 existing Red Robin® franchised restaurants in the United States and Canada, for a cash purchase price of approximately $40 million, subject to certain purchase price adjustments. The acquisition is expected to close late summer 2014 and is subject to customary closing conditions. The U.S. restaurants, which are currently owned by Mach Robin, LLC, are located in Illinois, Idaho, Nevada, New Mexico, and Utah. The Canadian restaurants, currently owned by Mach Robin, LLC’s Canadian affiliate, are located in British Columbia and Alberta. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this report, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01          Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated April 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: April 30, 2014	By:	/s/ Michael L. Kaplan
		Name:	Michael L. Kaplan
		Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated April 30, 2014.